Exhibit 10.38

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement, dated as of March 16, 2012, is made by and between NCO GROUP, INC. (the “Company”), and Ronald Rittenmeyer (the “Executive”).

Whereas the Company and the Executive entered into an Employment Agreement dated as of March 18, 2011 (the “Employment Agreement”).

Whereas the Company and Executive wish to extend the initial term of the Employment Agreement until May 1, 2012.

Now therefore, in consideration of the mutual promises and covenants set forth herein, and intending to be legally bound hereby, the Company and the Executive agree to amend the Employment Agreement as follows:

1.              Extension of Term. The first sentence of paragraph 2 of the Employment Agreement entitled Term is hereby deleted and replaced by the following sentence: “The initial term of this Agreement shall be for a period commencing on the Effective Date and ending on May 1, 2012, unless terminated sooner pursuant to Section 5 hereof (the “Term of Employment”).”

2.              Other Provisions. All other terms and conditions of the Employment Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and the Company has caused this Amendment to Employment Agreement to be executed in its name on its behalf all of as of the day and year first above written.

NCO GROUP, INC.

By:	/s/ Thomas J. Erhardt
Name:	Thomas J. Erhardt
Title:	EVP CFO NCO Group

INTENDING TO BE LEGALLY BOUND I hereby set my hand below:

/s/ Ronald Rittenmeyer
Ronald Rittenmeyer
Dated:	March 18 2012